                                                                    EXHIBIT 4.10

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


           THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 13th day of April, 2001, among ATLANTIC PREMIUM BRANDS, LTD., CARLTON FOODS CORP., PREFCO CORP., GROGAN'S FARM, INC., RICHARDS CAJUN FOODS CORP. and POTTER SAUSAGE CO. (hereinafter, individually referred to as a "Borrower" and collectively as "Borrowers") and FLEET CAPITAL CORPORATION (hereinafter referred to as "Lender").

                                    RECITALS:

           Lender and Borrowers are parties to a certain Loan and Security Agreement dated March 20, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated December 20, 1999 (as at any time amended, the "Loan Agreement"), pursuant to which Lender has made certain revolving credit and term loans to Borrowers.

           Events of Default have occurred and currently exist under the Loan Agreement, and Borrowers have requested that Lender waive such Events of Default. Lender is willing to waive such Events of Default on the terms and conditions set forth in this Amendment.

           Borrowers also have requested that Lender amend certain provisions of the Loan Agreement. Lender is willing to amend the Loan Agreement and consent to the transactions on the terms and conditions set forth in this Amendment.

           The parties desire to amend the Loan Agreement as hereinafter set forth.

           NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.


           2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

           (a) By deleting in Section 9.2.4(v) of the Loan Agreement in its entirety.

           (b) By deleting in Section 9.3 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

                      9.3. SPECIFIC FINANCIAL COVENANTS . During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

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
                      9.3.1. Minimum Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

                           Period                                                              Ratio
                           ------                                                              -----

                     1st Fiscal Quarter of 2001                                              .95 to 1

                     1st two Fiscal Quarters of 2001                                         .85 to 1

                     1st three Fiscal Quarters of 2001                                                   .90 to 1

                     Fiscal Year 2001                                                        1.0 to 1

                     On a four Fiscal Quarter rolling basis,                                 1.0 to 1
                     tested at the end of each Fiscal Quarter
                     after Fiscal Year 2001

                      9.3.2. Minimum Senior Fixed Charge Coverage Ratio. Borrowers shall maintain a Senior Fixed Charge Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

                          Period                                                               Ratio
                          ------                                                               -----

                     1st Fiscal Quarter of 2001                                               1.10 to 1

                     1st two Fiscal Quarters of 2001                                          1.00 to 1

                     1st three Fiscal Quarters of 2001                                                      1.10 to 1

                     Fiscal Year 2001                                                         1.15 to 1

                     On a four Fiscal Quarter rolling basis,                                  1.15 to 1
                     tested at the end of each Fiscal Quarter
                     after Fiscal Year 2001

                      9.3.3. Minimum Consolidated Interest Coverage Ratio. Borrowers and their Subsidiaries on a combined and Consolidated basis, shall maintain an Interest Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:


                           Period                                                              Ratio
                           ------                                                              -----

                     1st Fiscal Quarter of 2001                                               1.75 to 1

                     1st two Fiscal Quarters of 2001                                          1.75 to 1

                           Period                                                              Ratio
                           ------                                                              -----

                     1st three Fiscal Quarters of 2001                                                      1.90 to 1

                     Fiscal Year 2001                                                         2.00 to 1

                     On a four Fiscal Quarter rolling basis,                                  2.00 to 1
                     tested at the end of each Fiscal Quarter
                     after Fiscal Year 2001

                      9.3.4. Senior Debt/EBITDA Ratio. Borrowers and their Subsidiaries, on a combined and Consolidated basis, shall maintain a Senior/Debt EBITDA Ratio of not greater than the ratio set forth below calculated on a four Fiscal Quarter rolling basis as of the end of the Fiscal Quarter corresponding thereto:


                           Period                                                              Ratio
                           ------                                                              -----

                     1st Fiscal Quarter of 2001                                               3.75 to 1

                     2nd Fiscal Quarter of 2001                                               3.60 to 1

                     3rd Fiscal Quarter of 2001                                               3.25 to 1

                     4th Fiscal Quarter of 2001                                               2.75 to 1

                     Each Fiscal Quarter thereafter                                           2.75 to 1


                      9.3.5. Minimum Stockholder's Equity. Borrowers and their Subsidiaries, on a combined and consolidated basis, shall achieve a level of Stockholder's Equity at the end of each Fiscal Quarter, commencing with Borrowers' Fiscal Quarter ending March 31, 2001, of not less than $7,500,000.


           (c) By deleting the definitions of "Fixed Charge Coverage Ratio" and "Senior Fixed Charge Coverage Ratio" in Appendix A to the Loan Agreement and by substituting the following new definitions in lieu thereof:

           Fixed Charge Coverage Ratio - for any period, the ratio of (i) EBITDA minus federal and state income taxes actually payable during such period, minus, with respect to any period except Borrowers' first Fiscal Quarter of 2001, Capital Expenditures of Borrowers on a combined and consolidated basis net of Purchase Money Debt and Capitalized Lease Obligations with respect thereto, to the extent permitted hereunder and made during the period for which the Fixed Charge Coverage Ratio is to be calculated, to (ii) Fixed Charges during the period for which the Fixed Charge Coverage Ratio is to be calculated.

           Senior Fixed Charge Coverage Ratio - for any period, the ratio of (i) EBITDA minus actual state and federal income taxes payable during such period, minus, with respect to any period except Borrowers' first Fiscal Quarter of 2001, Capital Expenditures of the Borrowers on a combined and consolidated basis net of Purchase Money Debt and Capitalized Lease Obligations with respect thereto, to the extent permitted hereunder and made during the period for which the Senior Fixed Charge Coverage Ratio is to be calculated, to (ii) the sum of (a) Cash Interest Expense attributable to Senior Debt, plus (b) payments of principal due on the Term Loan or any Equipment Loan and other Senior Indebtedness (including the principal component of Capitalized Lease Obligations) for the period for which the Senior Fixed Charge Coverage Ratio is to be calculated.

           (d) By adding the following definition of "Stockholder's Equity" to Appendix A to the Loan Agreement in proper alphabetical sequence:

           Stockholder's Equity - on any date, the sum of the stockholders' equity of Borrowers on a combined and Consolidated basis.

           3. SUSPENSION OF EQUIPMENT LOANS. The parties hereto agree that Borrowers shall have no right to request and Lender shall have no obligation to honor any requests for Equipment Loans made by Borrowers to Lender until such time as Lender, in its sole and absolute discretion, notifies Borrowers in writing that Borrowers may commence requests for Equipment Loans pursuant to
Section 1.3 of the Loan Agreement.

           4. ADDITIONAL COVENANT. Borrowers shall deliver to Lender Borrowers' annual audited financial statements for the Fiscal Year 2000 and the accompanying accountants letter, all as required by Section 9.1.3 of the Loan Agreement, on or before April 20, 2001.

           5. LIMITED WAIVER OF DEFAULTS. Events of Default have occurred and currently exist under the Loan Agreement as a result of (i) Borrowers' failure to comply with the financial covenants set forth in Section 9.3 of the Loan Agreement for the periods ended September 31, 2000, and December 31, 2000, (ii) Borrowers' failure to deliver to Lender annual audited financial statements and accountants letter within 90 days of the close of Borrowers' Fiscal Year 2000 as required by Section 9.1.3 of the Loan Agreement, (iii) Borrowers' entering into an affiliate transaction with Sterling Advisors pursuant to a management agreement dated October 1, 2000, in violation of Section 9.2.4 of the Loan Agreement, (iv) Borrowers' defaults under the Seller Notes owing by Borrowers to Franklin Roth and Allen Pauly in violation of Sections 11.1.5 and 11.1.8 of the Loan Agreement and (v) defaults under the Banc One Documents in violation of
Section 11.1.7 of the Loan Agreement (collectively, the "Designated Defaults"). Borrowers represent and warrant that the Designated Defaults are the only Defaults or Events of Default that exist under the Loan Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in Section 10 hereof, Lender hereby waives the Designated Defaults in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or
(b) Borrowers' obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrowers hereby agrees that they shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

                     In addition, Lender agrees that an Event of Default shall not occur under the terms of the Loan Agreement due solely to Borrowers' failure to make principal payments under the Seller Notes owing by Borrowers to J. L. Richard due July 31 , 2001, and Bobby and Betty Grogan due September 30, 2001, if Borrowers are restricted or prohibited from making such payments under Section 9.2.6 of the Loan Agreement or under the Debt Subordination Agreements among J. L. Richard, Bobby and Betty Grogan, Borrowers and Lender.

           6. RATIFICATION AND REAFFIRMATION. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

           7. ACKNOWLEDGMENTS AND STIPULATIONS. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans on and as of April 12, 2001, totaled $12,601,259.03.

           8. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof except as previously disclosed by Borrowers to Lender.

           9. BREACH OF AMENDMENT. This Amendment shall be part of the Loan Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.

           10. CONDITIONS PRECEDENT. The effectiveness of the amendments contained in Section 2 hereof and the waiver pursuant to Section 5 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

           (a) No Default or Event of Default exists other than the Designated Defaults; and

           (b) Borrowers shall have delivered to Lender written evidence of waiver from Banc One of all defaults or events of default under the Banc One Documents.

           11. EXPENSES OF LENDER. Borrowers jointly and severally agree to pay, ON DEMAND, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

           12. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Lender (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

           13. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           14. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

           15. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

           16. FURTHER ASSURANCES. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

           17. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

           18. RELEASE OF CLAIMS. TO INDUCE LENDER TO ENTER INTO THIS AMENDMENT, EACH BORROWER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES LENDER, AND ALL OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF LENDER, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT SUCH BORROWER NOW HAS OR EVER HAD AGAINST LENDER ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE. EACH BORROWER REPRESENTS AND WARRANTS TO LENDER THAT SUCH BORROWER HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT SUCH BORROWER EVER HAD OR CLAIMED TO HAVE AGAINST LENDER.

           19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.


                           [SIGNATURE PAGE TO FOLLOW]

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.




                                                              ATLANTIC PREMIUM BRANDS, LTD.
ATTEST:                                                       ("Borrower")

      /s/ TOM D. WIPPMAN                                      By:     /s/ MERRICK M. ELFMAN
------------------------------------------                         --------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman


                  [Signatures continued on the following page]



                                                              CARLTON FOODS CORP.
ATTEST:                                                       ("Borrower")


      /s/ TOM D. WIPPMAN                                      By:    /s/ MERRICK M. ELFMAN
------------------------------------------                        ---------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman

                                                              PREFCO CORP.
ATTEST:                                                       ("Borrower")


      /s/ TOM D. WIPPMAN                                      By:     /s/ MERRICK M. ELFMAN
------------------------------------------                         --------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman


                                                              GROGAN'S FARM, INC.
ATTEST:                                                       ("Borrower")


      /s/ TOM D. WIPPMAN                                      By:     /s/ MERRICK M. ELFMAN
------------------------------------------                         --------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman

                                                              RICHARDS CAJUN FOODS CORP.
ATTEST:                                                       ("Borrower")


      /s/ TOM D. WIPPMAN                                      By:     /s/ MERRICK M. ELFMAN
------------------------------------------                         --------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman

                                                              POTTER SAUSAGE CO.
ATTEST:                                                       ("Borrower")


      /s/ TOM D. WIPPMAN                                      By:     /s/ MERRICK M. ELFMAN
------------------------------------------                         --------------------------
Secretary                                                           MERRICK M. ELFMAN, Chairman

                                                              ACCEPTED AND AGREED TO:

                                                              FLEET CAPITAL CORPORATION
                                                              ("Lender")
                                                              By:      /S/ ROLAND J. ROBINSON
                                                                   ----------------------------

                                                              Title:               SVP
                                                                   -----------------------------

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